UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 28, 2008

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2008, Amgen entered into a variable term accelerated share repurchase transaction with Lehman Brothers OTC Derivatives Inc. (the “ASR Agreement”). The repurchase transaction constitutes a part of Amgen’s previously announced stock repurchase programs. Pursuant to the ASR Agreement, Amgen repurchased from Lehman Brothers OTC Derivatives Inc. approximately 31.5 million shares of its common stock for an aggregate initial price of $1.5 billion. Under the ASR Agreement, Amgen may receive or be required to pay a purchase price adjustment following the completion of the transaction. The purchase price adjustment will be based on the volume-weighted average price per share of Amgen’s common stock during the term of the transaction. The purchase price adjustments can be settled, at the option of Amgen, in shares of its common stock or in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 28, 2008	By:	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer